Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Housing & Land Development, Inc.

We consent to incorporation in the registration statement on Form S-1, Amendment No. 4 of China Housing & Land Development, Inc. of our report dated February 23, 2006 on our audit of the financial statements of Xian Tsining Housing Development Co., Ltd. for the year ended December 31, 2005 included in this Form S-1 Amendment and the reference to us under the Caption “Experts.”

/s/ Kabani & Company, Inc.
Kabani & Company, Inc.
Los Angeles, California
December 16, 2008